Consent of Independent Auditors








The Board of Directors and Shareholder
Princor Utilities Fund, Inc.


We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" and "Additional Information - Financial Statements" in the Prospectuses in Part A and to the incorporation by reference in Part B of our reports dated November 22, 1995 on the financial statements and financial highlights of Princor Balanced Fund, Inc., Princor Blue Chip Fund, Inc., Princor Capital Accumulation Fund, Inc., Princor Emerging Growth Fund, Inc., Princor Growth Fund, Inc., Princor World Fund, Inc., Princor Bond Fund, Inc., Princor Cash Management Fund, Inc., Princor Government Securities Income Fund, Inc., Princor High Yield Fund, Inc., Princor Tax-Exempt Bond Fund, Inc., Princor
Tax-Exempt Cash Management Fund, Inc., and Princor Utilities Funds, Inc. in Post-Effective Amendment No. 6 to Form N-1A Registration Statement under the
Securities Act of 1933 (No. 33-53062) and Registration Statement under the Investment Company Act of 1940 (No 811-7266) of Princor Utilities Fund, Inc.


Des Moines, Iowa
December 11, 1995